UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 3, 2023

SINGULARITY FUTURE TECHNOLOGY LTD.
(Exact name of registrant as specified in its charter)

Virginia	001-34024	11-3588546
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

98 Cutter Mill Road Suite 322 Great Neck, NY 11021
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (718) 888-1814

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, no par value	SGLY	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Appointment of Certain Officers; Compensatory Arrangements with Certain Officers

Singularity Future Technology Ltd. (the “Company” or the “Registrant”) is filing this Current Report on Form 8-K for the primary purpose of disclosing certain new information with respect to its previously reported investigation and findings about its former CEO, Mr. Yang Jie. This Form 8-K supplements the Registrant’s Form 10-K for the fiscal year ended June 30, 2022, filed with the U.S. Securities and Exchange Commission (the “SEC”) on March 6, 2023 (the “Original 10-K”), the Form 10-Q for the quarter ended March 31, 2022, filed on March 6, 2023 (the “Original 10-Q”) and the Form 8-K filed on August 12, 2022 (the “Original 8-K”) with the SEC. Accordingly, this Form 8-K should be read in conjunction with the Original 10-K, the Original 10-Q and the Original 8-K, including any amendments to those filings.

As previously disclosed in the Original 10-K, the Original 10-Q and the Original 8- K, on May 5, 2022, an entity named Hindenburg Research issued a report (the “Hindenburg Report”) regarding the company alleging, pertinent to this disclosure, that the Company’s then CEO, Mr. Yang Jie, was a fugitive on the run from the Chinese authorities for running an alleged $300 million Ponzi scheme that lured in over 20,000 victims. On May 6, 2022, the Board of Directors of the Company (the “Board”) formed a special committee of its Board of Directors (the “Special Committee”) to investigate, in part, the allegations in the Hindenburg Report that the Mr. Jie was a fugitive on the run from the Chinese authorities. Subsequently, on August 16, 2022, the SEC and attorneys from Blank Rome LLP, counsel for the Special Committee, held a conference call, during which counsel represented that Mr. Jie had provided documentation to the SEC that indicated that the charges against him in the People’s Republic of China (‘the “PRC”) had been dropped, but the Special Committee’s investigation raised questions regarding the authenticity of such documents. The Special Committee concluded that a “Red Notice” was issued in the PRC with respect to Mr. Jie. A “Red Notice” is a request to law enforcement worldwide to locate and provisionally arrest a person pending extradition, surrender, or similar legal action. It is based on an arrest warrant or court order issued by the judicial authorities in the requesting country. After being suspended by the Special Committee on August 8, 2022, Mr. Jie resigned from his positions as CEO and as a director of the Company on August 9, 2022.

On February 10, 2023, in response to two, now-settled, lawsuits filed by private investors, Mr. Jie filed a motion to dismiss the private investors’ suits and provided a copy of a formal legal opinion issued by the Zhonglun W&D Law Firm, PRC (“Zonglun W&D”). The Zonglun W&D legal opinion concluded that Mr. Jie was not charged with a crime in China, the investigation and underlying case had indeed been closed, and Mr. Jie was not formally treated as a criminal suspect in the PRC.

In order to provide more clarity to the issues raised, the Registrant engaged Hebei Mei Dong Law Firm, of Shijiazhuang City, PRC to further investigate the authenticity of the documentation provided by Mr. Jie to the SEC and whether a “Red Notice” had been issued. On June 12, 2023, Hebei Mei Dong Law Firm issued a report to the Registrant with respect to these issues. In their report, the Chinese counsel concluded after conferring with local officials, that investigation of Mr. Jie conducted by the Baohe District Police Bureau of Hefei City, PRC was completed, that Mr. Jie was never prosecuted and there was no criminal judgment against Mr. Jie as of the date of such report. The Chinese counsel also confirmed that no “Red Notice” was issued for Mr. Jie in the PRC.

On July 3, 2023, the Company entered into a Settlement and Release Agreement with Mr. Jie which fully resolved Mr. Jie’s claims against the Company.

Item 8.01 Other Events

The information required to be reported under this Item is incorporated herein by reference to Item 5.02 of this Current Report on Form 8-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 3, 2023	Singularity Future Technology Ltd.

	By:	/s/ Ziyuan Liu
	Name:	Ziyuan Liu
	Title:	Chief Executive Officer

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